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                                                  CAPITAL ONE MASTER TRUST

                          Trust Excess Spread Analysis -          July-01

Card Trust                      COMT 96-1* COMT 96-2  COMT 96-3 COMT 97-1* COMT 97-2* COMT 98-1  COMT 98-3* COMT 98-4
Deal Size                         $845MM     $750MM     $500MM    $608MM     $502MM     $591MM     $486MM     $750MM
Expected Maturity(Class A):      8/15/01    12/15/01   1/15/04   6/15/02    8/15/02    4/15/08    08/16/01   11/15/03

----------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield             23.95%     23.95%     23.95%    23.95%     23.95%     23.95%     23.95%     23.95%
      LESS:    (Wt Avg) Coupon     4.19%      3.99%      4.14%     3.94%      4.14%      6.21%      5.76%      5.32%
               SVC Fees            1.50%      1.50%      1.50%     1.50%      1.50%      1.50%      1.50%      1.50%
               Charge-Offs         3.91%      3.91%      3.91%     3.91%      3.91%      3.91%      3.91%      3.91%

Excess Spread:    Jul-01          14.35%     14.55%     14.40%    14.60%     14.40%     12.33%     12.78%     13.22%
                  Jun-01          13.38%     13.46%     13.43%    13.64%     13.43%     11.31%     11.73%     12.16%
                  May-01          14.86%     14.83%     14.80%    14.20%     14.91%     12.81%     13.22%     13.65%
3-Mo Avg Excess Spread            14.20%     14.28%     14.21%    14.15%     14.25%     12.15%     12.58%     13.01%
----------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days       1.76%      1.76%      1.76%     1.76%      1.76%      1.76%       1.76%     1.76%
               60 to 89 days       1.27%      1.27%      1.27%     1.27%      1.27%      1.27%       1.27%     1.27%
               90+ days            2.50%      2.50%      2.50%     2.50%      2.50%      2.50%       2.50%     2.50%

Monthly Payment Rate              15.66%     15.66%     15.66%    15.66%     15.66%     15.66%     15.66%     15.66%

Card Trust                      COMT 99-1  COMT 99-2  COMT 99-3 COMT 00-1  COMT 00-2  COMT 00-3   COMT 00-4 COMT 00-5  COMT 01-1
Deal Size                         $625MM     $625MM     $500MM    $600MM     $750MM    $1000MM     $1200MM   $1250MM    $1200MM
Expected Maturity(Class A):      05/15/04   05/15/02   07/15/06  02/17/03   06/15/05   08/15/07   10/17/05   10/15/03   2/15/08

---------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield             23.95%     23.95%     23.95%    23.95%     23.95%     23.95%     23.95%    23.95%     23.95%
      LESS:    (Wt Avg) Coupon     4.25%      4.02%      4.42%     7.16%      6.76%      3.94%      5.82%     5.73%      3.65%
               SVC Fees            1.50%      1.50%      1.50%     1.50%      2.00%      2.00%      2.00%     2.00%      2.00%
               Charge-Offs         3.91%      3.91%      3.91%     3.91%      3.91%      3.91%      3.91%     3.91%      3.91%

Excess Spread:    Jul-01          14.29%     14.52%     14.12%    11.38%     11.28%     14.10%     12.22%     12.31%    14.39%
                  Jun-01          13.24%     13.43%     13.07%    10.38%     10.28%     13.06%     11.43%     11.52%    13.31%
                  May-01          14.62%     14.80%     14.45%    11.89%     11.79%     14.44%     12.91%     13.01%    15.27%
3-Mo Avg Excess Spread            14.05%     14.25%     13.88%    11.22%     11.12%     13.87%     12.19%     12.28%    14.42%
---------------------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days       1.76%      1.76%      1.76%     1.76%      1.76%      1.76%      1.76%      1.76%     1.76%
               60 to 89 days       1.27%      1.27%      1.27%     1.27%      1.27%      1.27%      1.27%      1.27%     1.27%
               90+ days            2.50%      2.50%      2.50%     2.50%      2.50%      2.50%      2.50%      2.50%     2.50%

Monthly Payment Rate               15.66%     15.66%     15.66%    15.66%     15.66%     15.66%    15.66%      15.66%   15.66%

BLOOMBERG DATA (PUBLIC INFORMATION)
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
Card Trust                      COMT 01-2  COMT 01-3  COMT 01-4
Deal Size                         $975MM     $634MM     $813MM
Expected Maturity(Class A):      3/16/06    5/15/06    6/15/04

---------------------------------------------------------------
Excess Spread:
      Portfolio Yield             23.95%     23.95%     23.95%
      LESS:    (Wt Avg) Coupon     4.88%      4.82%      3.21%
               SVC Fees            2.00%      2.00%      2.00%
               Charge-Offs         3.91%      3.91%      3.91%

Excess Spread:    Jul-01          13.16%     13.22%     14.83%
                  Jun-01          12.34%     12.17%      N/A
                  May-01          14.34%     14.66%      N/A
3-Mo Avg Excess Spread            13.28%     13.35%      N/A
---------------------------------------------------------------

Delinquents:   30 to 59 days       1.76%      1.76%      1.76%
               60 to 89 days       1.27%      1.27%      1.27%
               90+ days            2.50%      2.50%      2.50%

Monthly Payment Rate              15.66%     15.66%     15.66%


This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Comments:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/invest/financials/abs.html

BLOOMBERG DATA (PUBLIC INFORMATION)